Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF ACCOUNTING OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Openwave Systems Inc. on Form 10-K for the year ended June 30, 2003 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Don Listwin, as Chief Executive Officer of Openwave Systems Inc., certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to his knowledge that the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents in all material respects the financial condition and results of operations of Openwave Systems Inc.

August 27, 2003	By:	/S/ DON LISTWIN

Don Listwin Vice Chairman, President and Chief Executive Officer

In connection with the Annual Report of Openwave Systems Inc. on Form 10-K for the year ended June 30, 2003 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Joshua Pace, as Chief Accounting Officer of Openwave Systems Inc., certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to his knowledge that the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents in all material respects the financial condition and results of operations of Openwave Systems Inc.

August 27, 2003	By:	/s/ Joshua Pace

Joshua Pace Vice President of Finance and Chief Accounting Officer